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                                                                   Exhibit 99.1


                                     PROXY
                             SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS OF
                                FNH CORPORATION
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                              _____________, 2001


The undersigned appoints _______________, and each of them, Proxies of the undersigned to vote all shares of Common Stock of FNH Corporation which the signee would be entitled to vote at the Annual Meeting of Stockholders to be held at First National Bank of Herminie, First Financial Center, 98 Wendel Road, Irwin, Pennsylvania, on ________, 2001, and at all adjournments thereof, as fully as the signee could if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING. IF NO CHOICE IS INDICATED FOR ITEMS 1, 2, 3 OR 4 ON THE REVERSE SIDE HEREOF, SUCH SHARES WILL BE VOTED IN FAVOR OF THE PROPOSAL REFERRED TO IN THAT ITEM. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICE SO INDICATED.


      The Board of Directors recommends a vote FOR each of the proposals.
                     Please sign and date on reverse side.

                                FNH Corporation
                             First Financial Center
                                 98 Wendel Road
                              Irwin, Pennsylvania

             (Continued and to be dated and signed on reverse side)
              ....................................................
                              FOLD AND DETACH HERE
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Please mark your votes  [X] as this

1. Proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of February 24, 2001 between FNH Corporation and Promistar Financial Corporation and approve the merger and other transactions contemplated in the Agreement and Plan or Reorganization.

FOR                       AGAINST                       ABSTAIN

[ ]                       [ ]                           [ ]


2. Proposal to approve increased post-retitement payments to James R. Lauffer, Chairman, President and Chief Executive Officer of FNH Corporation.


FOR                       AGAINST                       ABSTAIN

[ ]                       [ ]                           [ ]


3.  Election of Directors for a three-year term expiring in 2004:

FOR                                  AUTHORITY WITHHELD
all nominees                         (to vote for all nominees)

[ ]                                  [ ]

To withhold authority to vote for any individual nominee, strike a line through that nominee's name:

Nominee:

Lawrence V. Mikolajcik

C. Thomas Toth

Vance Ray


4. Upon such other matters as may properly come before the meeting or any adjournment:


FOR                       AGAINST                       ABSTAIN

[ ]                       [ ]                           [ ]



Signature(s) _________________________________ Dated _____________________, 2001


            Please sign exactly as your name appears on this Proxy.
    When signing as attorney, executor, administrator, guardian or corporate official, title should be stated. If shares are held
                       jointly, each holder should sign.

                   .........................................
                              FOLD AND DETACH HERE